EXHIBIT 3(i)(b)

                             ARTICLES OF AMENDMENT
                              FOR B. TWELVE, INC.

         Pursuant to Florida Statutes Section 607.1006, the Articles of Incorporation of the above-named corporation are hereby amended as follows:

         1. Article 4, Section 4.01 shall be restated in its entirety to state:

         4.01 The aggregate number of shares which the corporation shall have the authority to issue is 1,000,000 preferred shares adn 25,000,000 common shares all with a par value of $1.00 per share.

         2. There shall be an Article 4, Section 4.03 added and shall state:

         4.03 The Shareholders shall have preemptive rights in the stock of the corporation as set forth in the Shareholders' Agreement.

         3. Article Seven, Section 7.01 and Section 7.02 shall be restated in their entirety to state:

         7.01 Two (2) directors shall constitute the initial Board of Directors of the corporation, but the Bylaws may provide for such increase or decrease in number thereof as is authorized by law.

         7.02 The name and address of the members of the first Board of Directors are:

Name                 Address
----                 -------

Dr. Uri Sagman       13 Old Forest Hill Road
                     Toronto, Ontario  M5P 2P6

Jean-Luc Berger      207 Robert Hicks Drive
                     North York, Ontario  M2R 3R3

         4. Pursuant to Section 607.1006 (1)(e) and 607.1006(2), Florida Statutes, the foregoing amendment was made and approved by the Incorporator without Shareholder action. The amendment was adopted on April 27, 1999. Accordingly I have executed these Articles of Amendment on April 27, 1999.


                                   /s/ Michael S. Singer
                                   -------------------------------
                                   MICHAEL S. SINGER, Incorporator

STATE OF FLORIDA

COUNTY OF PALM BEACH


         The foregoing instrument was acknowledged before me this 26th day of April, MICHAEL S. SINGER, the incorporator, on behalf of the Corporation and who is personally known to me.


                                   /s/  Patti K. Babka
                                   -------------------
                                   NOTARY PUBLIC

My Commission Expires: November 3, 2002
                   SEAL

                                STATE OF FLORIDA
                              DEPARTMENT OF STATE

Certificate Designating Place of Business or Domicile for the Service of Process Within This State, Naming Agent Upon Whom Process May be Served and Names and Addresses of the Officers and Trustees.


The following is submitted, in compliance with Chapter 48.091, Florida Statutes.

         B. TWELVE, INC., a corporation organized under the laws of the State of Florida, with its principal office at 701 Northpoint Parkway, Suite 330, West Palm Beach, FL 33407, has named MICHAEL S. SINGER, ESQUIRE, located at 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407, as its agent to accept services of process within this State.

                                    OFFICERS

NAME                     TITLE               ADDRESS
----                     -----               -------

Michael S. Singer        President           701 Northpoint Parkway
                         Secretary/          Suite 330
                         Treasurer           West Palm Beach, FL  33407

                                   DIRECTORS

Michael S. Singer        701 Northpoint Parkway
                         Suite 330
                         West Palm Beach, FL  33407

ACCEPTANCE:

I agree as Registered Agent to accept Service of Process; to keep the office open during prescribed hours; to post my name (and any other officers of said corporation authorized to accept service or process at the Florida designated address) in some conspicuous place in the office as required by law.


                                   /s/ Michael S. Singer
                                   ---------------------
                                   MICHAEL S. SINGER
                                   Registered Agent

                                      SEAL
                          FLORIDA DEPARTMENT OF STATE
                                   Jim Smith
                               Secretary of State

August 15, 2002

KYTO BIOPHARMA, INC.
3801 PGA BOULEVARD., SUITE 802
PALM BEACH GARDENS, FL  33410

Re:  Document Number P99000022237

The Articles of Amendment to the Articles of Incorporation for B. TWELVE, INC. which changed its name to KYTO BIOPHARMA, INC., a Florida corporation, were filed on August 14, 2002.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number B02000181178.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Karen Gibson
Corporate Specialist
Division of Corporations                Letter Number:  402A00048365



     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                                State of Florida
                                      SEAL
                              Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 14, 2002, to Articles of Incorporation for B. TWELVE, INC. which changed its name to KYTO BIOPHARMA, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number B02000181178, This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P99000022237.

                         Given under my hand and the
                         Great Seal of the State of Florida,
                         at Tallahassee, the Capital, this the
                         Fifteenth day of August, 2002

Authentication Code:  402A000448365-081502-P99000022237-1/1



SEAL
                         /s/ Jim Smith
                         Jim Smith
                         Secretary of State